EXHIBIT 10(e)(vi)

November 21, 2002

UNIVERSAL SUPPLY GROUP, INC.
275 Wagaraw Road
Hawthorne, New Jersey 07506

         RE: WAIVER AND TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Ladies and Gentlemen:

         Reference is hereby made to (a) that certain Loan and Security Agreement dated as of June 24, 1999 (the "SECURITY Agreement") between Universal Supply Group, Inc., a New York corporation ("BORROWER"), and LaSalle Bank National Association, a national banking association ("BANK"); (b) that certain Continuing Unconditional Guaranty dated June 24, 1999 (the "BORROWER Guaranty"), executed by Borrower in favor of Bank, guaranteeing certain obligations of Atlantic Hardware & Supply Corporation ("ATLANTIC") to Bank; and (c) that certain Continuing Unconditional Guaranty dated June 24, 1999 (the "COLONIAL GUARANTY"), executed by Colonial Commercial Corp., a New York corporation ("COLONIAL") in favor of Bank, guaranteeing certain obligations of Atlantic to Bank. From time to time, Borrower and Bank may have executed various amendments (each an "AMENDMENT" and collectively the "AMENDMENTS") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "AGREEMENT"). Borrower and Bank now desire, among other things, to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Bank hereby waives, in each case, to the extent occurring prior to the Effective Date (as such term is hereinafter defined): (A) any Event of Default occurring under Section 7 of the Agreement solely as a result of Borrower's failure to deposit into the Lock Box Account aggregate payments received by Borrower for inventory or services (the "LASALLE CASH COLLATERAL");
(B) any Event of Default occurring under subsection 11(o) of the Agreement solely as a result of Borrower's failure to maintain the Minimum Tangible Net Worth; (C) any Event of Default occurring under Section 8 of the Agreement solely as a result of Borrower's failure to deliver to Bank Schedules of Accounts, inventory reports and any other schedules, certificates or reports required by Bank under Section 8 of the Agreement (the "REQUIRED DELIVERIES"),


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(D) any Event of Default occurring under Section 10 of the Agreement as a result of Borrower's failure to give Bank ten (10) days prior notice of new locations, to the extent such locations are set forth on revised Exhibit B to the Agreement delivered herewith, (E) any Event of Default occurring under Section 11 of the Agreement as a result of Borrower's failure to deliver to Bank the following financial information: (I) monthly financial statements and (II) audited annual financial statements for fiscal year ending December 31, 2001, (F) any Event of Default occurring under the Agreement as a result of Atlantic's default of its obligations to Bank pursuant to that certain Loan and Security Agreement dated June 24, 1999 by and between the Bank and Atlantic and all documents related thereto, (G) any Event of Default occurring under the Agreement as a result of Borrower's making distributions to Colonial pursuant to Paragraph 8 of Exhibit A to the Agreement, to the extent that the aggregate amount of such payments did not exceed aggregate Federal, state and local income tax obligations, Borrower would have paid if it were filing on a stand alone basis, (H) any Event of Default occurring under the Agreement as a result of Borrower's payment of management fees pursuant to Paragraph 8 of Exhibit A to the Agreement, provided that the aggregate amount of such distributions did not exceed $250,000 in any calendar year, (I) any Event of Default occurring under Section 10(m) of the Agreement, provided that all disclosures required pursuant to Section 10(m) have been made to Bank as of the date hereof, and (J) any Event of Default under
Section 10(q) of the Agreement.

         2. The Agreement is hereby amended as follows:

        2.1 SECTION 8 of the Agreement is hereby amended by inserting the following language therein at the end thereof:

                  (d) Each delivery of monthly financial statements required pursuant to the terms hereof shall be accompanied by a schedule in form and substance satisfactory to Bank setting forth the calculations used in determining compliance with each of the financial covenants set forth in subsection 11(o) of this Agreement.

         2.2 SECTION 9 of the Agreement is hereby amended by (I) deleting the reference to the date of "June 24, 2002" set forth in the first line thereof and substituting the date of "November 21, 2005" in its place, and (II) deleting the final sentence thereof in its entirety and substituting the following in its place:

         Borrower may prepay the Liabilities in whole or in part at any time and from time to time without penalty, premium, fees or interest, except for any and all accrued and unpaid fees and interest payable pursuant to the other terms and provisions of this Agreement.

        2.3 SECTION 11(B)(III) of the Agreement is hereby deleted and the following language is substituted in its place:

                  (iii) as soon as available and in no event later than one hundred twenty (120) days after the end of each of Borrower's fiscal years, audited annual financial statements with an opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Borrower in obtaining such financial statements is to influence Bank and that Bank is relying upon such financial statements in connection with the exercise of its rights hereunder, and (B) copies of any management letters sent to the Borrower by such accountants.


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        2.4 SUBSECTION 11(O) of the Agreement is hereby deleted in its entirety and the 3following is substituted in its place:

                  (o) (i) Borrower's Tangible Net Worth shall not at any time be less than the "Minimum Tangible Net Worth."

                  (ii) Borrower shall not permit the ratio of EBITDA to Fixed Charges as determined as of December 31,2002, and the last day of each calendar month ending thereafter, in each case for the twelve-month period ending on such date, to be less than 1.0 to 1.0.

                  For purposes of the foregoing:

                  (A) "EBITDA" shall mean, with respect to any period, the Borrower's net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) PLUS interest expense, income tax expense, depreciation and amortization for such period, LESS gains and losses attributable to any fixed asset sales made during such period, PLUS, without duplication, all extraordinary expenses reflected in Borrower's financial statements for the fiscal year of Borrower ending December 31, 2002, MINUS any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

                  (B) "Fixed Charges" shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all indebtedness of the Borrower for borrowed money, including, without limitation, scheduled reductions in the availability described in SUBPARAGRAPH 2(1)(C) and (D) of Exhibit A to the Agreement, PLUS scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of the Borrower, PLUS scheduled payments of interest during the applicable period with respect to all indebtedness of the Borrower for borrowed money including capital lease obligations, PLUS unfinanced capital expenditures of the Borrower during the applicable period, PLUS payments during the applicable period in respect of income or franchise taxes of the Borrower.

                  (C) "Minimum Tangible Net Worth" shall mean an amount equal to the greater of (a) negative $2,850,000 or (b) Tangible Net Worth as of November 30, 2002, (adjusted for an additional $300,000 loss), as determined based on Borrower's financial statements prepared as of such date and delivered to Bank pursuant to the terms of the Agreement and in any event after giving effect to any financial adjustments resulting from the execution and delivery of the Settlement Agreement and consummation of the respective transactions contemplated hereunder and thereunder; PROVIDED that, notwithstanding the foregoing, "Minimum Tangible Net Worth" shall automatically and permanently increase by an amount equal to $75,000 on December 31, 2004 and the last day of each fiscal year of the Borrower ending thereafter.



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                  (E) "Tangible Net Worth" shall mean, at any time of
         determination thereof with respect to any Person, the following, in each case of such Person: shareholders' equity (including retained earnings), MINUS all amounts reflected in the following categories set forth on the Borrower's internally generated balance sheet, as prepared as of such time on a consistent basis: Prepaids/Other Current, Other Assets, Other Intangibles, Goodwill Universal and Nor-Amortized Goodwill, PLUS the amount of any LIFO reserve, plus the amount of any debt subordinated to Bank, all as determined without duplication in accordance with generally accepted accounting principles applied on a consistent basis.

        2.5 Paragraph (1) of Exhibit A to the Agreement is deleted in its entirety and the following is substituted in its place:

        (1) LOANS: Bank may, in its sole discretion, advance an amount up to the sum of the following sublimits (the "Loan Limit"):

                           (A) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; PLUS

                           (B) Up to sixty percent (60%) of the lower of the cost or market value of Borrower's Eligible Inventory; PLUS

                           (C) Subject to Paragraph (2)(a) of this Exhibit A, up to Three Hundred Seventy-Three Thousand and No/100 Dollars ($373,000.00) against the assets of Borrower; PLUS

                           (D) Subject to Paragraph (2)(b) of this Exhibit A, up to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) as a
                                   Special Accommodation; MINUS

                           (E) Such reserves as Bank elects, in its sole discretion, to establish from time to time;

                                   provided, that the Loan Limit shall in no event exceed Twelve Million and No/100 Dollars ($12,000,000.00), except as such amount may be increased or decreased by Bank, in its sole discretion, from time to time.

        2.6 Paragraph (2) of Exhibit A to the Agreement is hereby amended by inserting the following language therein at the end thereof:

                  (B) The availability described in subparagraph (1)(d) of this Exhibit A shall be automatically and permanently reduced on each date described below by that amount set forth below opposite such date until


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         the earliest to occur of (i) the date on which said availability is reduced in full; (ii) the date upon which demand for repayment of the Loans is made by Bank, on which date said availability shall be reduced in full; and (iii) the date upon which this Agreement terminates pursuant to the provisions of paragraph 9 of the Agreement, on which date said availability shall be reduced in full:


                                                                       AMOUNT  OF  SCHEDULED  REDUCTION
                                   DATE                                IN SPECIAL ACCOMMODATION
              -----------------------------------------------          ---------------------------------
              December  15,  2002,   January  15,  2003  and                    $  10,000
              February 15, 2003

              March 15,  2003,  April  15,  2003 and May 15,                    $  20,000
              2003

              June 15,  2003,  July 15,  2003 and August 15,                    $  30,000
              2003

              September  15,  2003  and the 15th day of each                    $  40,000
              consecutive  calendar month ending  thereafter
              through and including January 15, 2006

              February  15,  2006  and the  15th day of each                    $  50,000
              consecutive  calendar month ending  thereafter
              through and including October 15, 2007

              November 15, 2007                                                 $110,000

        2.7 Paragraph (3) of Exhibit A to the Agreement is deleted in its entirety and the following is substituted in its place:

                  (i) All Loans made pursuant to subparagraph (1)(d) of this Exhibit A shall bear interest at the rate of two and one-half percent (2.5%) per annum in excess of Bank's publicly announced prime rate (which is not intended to be Bank's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time; and
         (ii) all Loans made pursuant to subparagraphs (1)(a), (1)(b) and (1)(c) of this Exhibit A shall bear interest at the rate of one-half of one percent (.5%) per annum in excess of the Prime Rate in effect from time to time. Interest shall be payable on the last business day of each month, in arrears. Each rate of interest set forth herein shall increase or decrease with each increase or decrease in the Prime Rate, effective on the effective date of each such change in the Prime Rate. For purposes of determining whether Borrower has received any advances against the availability set forth in subparagraph (1)(d) of this Exhibit A, advances to Borrower shall first be deemed to be advanced against the availability set forth in subparagraphs (1)(a), 1(b) and

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         (1)(c) of this Exhibit A (subject to any sublimits contained in paragraph (1) of this Exhibit A) until the amount so advanced equals the availability under those subparagraphs, and then to the availability under subparagraph (1)(d) of this Exhibit A (subject to any sublimits contained in paragraph (1) of this Exhibit A). Upon the occurrence of an Event of Default, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated upon the basis of a 360-day year.

        2.8 Paragraph (8) of Exhibit A to the Agreement is deleted in its entirety and the following is substituted in its place:

                  (8) PERMITTED DISTRIBUTIONS: Notwithstanding the provisions of subsection 11(l) of the Agreement, and provided that (i) each such distribution is permitted under all applicable laws; and (ii) no Event of Default shall have occurred prior to, or would occur as a result of, any such distribution, Borrower may make distributions to Colonial Commercial Corp., a New York corporation ("Parent"), in an amount not exceeding aggregate Federal, state and local income tax obligations Borrower would have paid if it were filing on a stand alone basis,.

         2.9 Paragraph (9) of Exhibit A to the Agreement is hereby deleted in its entirety and the following language is substituted in its place:

                  (9) RESTRICTION ON MANAGEMENT FEES: In addition to the restrictions contained in subparagraph 10(e) to the Agreement, Borrower shall not pay any management fees to any Persons, provided that Borrower may pay a management fee to Parent in an amount not exceeding Two Hundred Fifty Thousand and NO/100 Dollars ($250,000) per calendar year.

        2.10 Paragraph (10) of Exhibit A to the Agreement is amended by inserting the following language therein at the end thereof:

                  (iii) In addition to the Events of Default specified in Paragraph 12 of the Agreement, it shall be an Event of Default hereunder if Borrower shall fail to perform, keep or observe any of the covenants, conditions, promises, agreements or other obligations of Borrower to Bank under that certain letter agreement dated as of November 12, 2002, among Bank, Borrower and Parent regarding settlement of certain disputes among Bank, Borrower and Parent, as such letter agreement may be amended, restated, supplemented or otherwise modified and in effect from time to time (the "Settlement Agreement").

        2.11 Exhibit B to the Agreement is hereby deleted in its entirety and Exhibit B attached hereto is substituted in its place.


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         3. This Waiver and Amendment shall not become effective until the date
(the "EFFECTIVE DATE") on which Bank shall have received (a) a copy of this Waiver and Amendment, fully executed by Borrower and Colonial and (b) each of the following (in each case in form and substance satisfactory to Bank): (i) a Third Amendment and Allonge to That Certain Demand Note dated June 24, 1999, duly executed by Borrower, (ii) a copy of the Settlement Agreement (as such term is defined in the Agreement, as amended hereby) duly executed by Borrower and Colonial, (iii) a Stock Pledge Agreement duly executed by Colonial, evidencing the pledge by Colonial to Bank of one hundred percent (100%) of the issued and outstanding shares of capital stock of Borrower (the "PLEDGED SHARES"), together with (x) all stock certificates representing the Pledged Shares, (y) an irrevocable proxy covering the Pledged Shares, executed by Colonial in favor of Bank and (z) an assignment separate from certificate covering the Pledged Shares undated and executed by Colonial in blank; (iv) the Required Deliveries; and (v) an accounting of the LaSalle Cash Collateral, including, without limitation, dates of collection and usage.

         4. Effective as of the Effective Date, Bank hereby terminates the Borrower Guaranty and the Colonial Guaranty, respectively.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                           - SIGNATURE PAGES FOLLOW -



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

         5. Except as expressly or modified or amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement hereby is ratified and confirmed by the parties hereto and remains in full force and effect in accordance with the terms hereof.

LASALLE BANK NATIONAL ASSOCIATION, a
national banking association


By:
   ------------------------
Title:
     ----------------------

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ACCEPTED AND AGREED to this 21st day of November, 2002:


UNIVERSAL SUPPLY GROUP, INC.,
a New York corporation


By:
   -----------------------
Title:
     ---------------------

FOREGOING WAIVER AND TENTH
AMENDMENT CONSENTED AND
AGREED to as of November 21, 2002, by
the following guarantor(s) of the obligations of Universal Supply Group, Inc. to LaSalle
Bank National Association


COLONIAL COMMERCIAL CORP.,
a New York corporation


By:
   --------------------
Title:
   --------------------






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